SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2002
                                                  -----------------

                              INFINITE GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                      0-21816                52-1490422
-------------------------------      ----------------      --------------------
(State or other jurisdiction of      (Commission File         (IRS Employer
        incorporation)                   Number)            Identification No.)

         2364 Post Road, Warwick, RI                               02886
   ---------------------------------------                       ----------
   (Address of principal executive office)                       (Zip Code)

                                 (401) 738-5777
                                 --------------
               Registrant's telephone number, including area code

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On February 13, 2002 the Registrant issued the following press release:

                   "Infinite signs $12 Million DARPA Contract

Warwick, RI and Orlando, FL. (February 13, 2002) Infinite Group, Inc. (NASDAQ:
IMCI) announced today that its subsidiary, Infinite Photonics, Inc., has completed negotiations and entered into a contract for $12 million in research and development from the Defense Advanced Research Projects Agency (DARPA), using Infinite's proprietary grating coupled surface emitting laser (IPI GCSEL(TM)) diode technology. The work will begin immediately and be completed by the end of 2003.

"We will produce pump and source laser diodes, as well as grating coupled semiconductor optical amplifiers (GCSOA)", stated Jeff Bullington, President of Infinite Photonics. "The program will allow Infinite Photonics to develop and commercialize single mode devices specific to DARPA's goals for very high power, high repetition rates, and high beam quality. DARPA has had a long history of enabling innovative advancements in a number of industries including: microelectronics, the Internet, and photonics. DARPA is driven to advance `cutting edge' technology, while encouraging the economies of large-scale production through commercial applications. According to Laser Focus World magazine, the commercial photonics market applicable to diode laser technology is approximately $6 Billion per year. This program will enable Infinite Photonics to establish significant technological presence in this market by creating photonic based products for both the commercial and government applications."

Clifford G. Brockmyre, CEO of Infinite Group, commented "We expect the DARPA contract to help us further enhance performance and usage for the IPI GCSELtm technology".

DARPA is a research element within the Department of Defense and has been responsible for funding development and implementation of many breakthrough technologies.

Infinite Photonics, Inc. develops and markets laser diodes based on its proprietary, patented and patent pending IPI GCSELtm technology platform. IPI GCSELtm product applications include high power pump lasers used for EDFA and Raman amplification, tunable lasers used in optical transmitters and receivers for telecommunications, material processing and medical applications.

Infinite Group is an industry leader in applied photonics, including areas of laser material processing, advanced manufacturing methods and laser applications technology.

This release contains "forward looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The Company's plans and objectives are based on assumptions involving judgements with respect to future economic, competitive an market conditions and future business and technology decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements, including, but not limited to, those relating to the commercialization of IPI GCSELtm laser based technologies, will prove to be accurate. "

                               * * * * * * * * * *

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INFINITE GROUP, INC.


Date: February 13, 2002                       By: /s/ Clifford G. Brockmyre II
                                                  ------------------------------
                                                  Clifford G. Brockmyre II
                                                  President


                                       3